SUB-INVESTMENT ADVISORY AGREEMENT

            This AGREEMENT is made and executed July 1, 2011, by and between Advantage Advisers Xanthus Fund, L.L.C., a
Delaware limited liability company (the "Fund"), Advantage
Advisers Multi-Manager, L.L.C., a Delaware limited liability company (the "Investment Adviser"), and Alkeon Capital
Management, LLC, a Delaware limited liability company (the
"Sub-Adviser").
            WHEREAS, the Investment Adviser has agreed to
furnish investment advisory services to the Fund, a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as
amended (the "1940 Act");
            WHEREAS, the Investment Adviser and the Fund each
wish to retain the Sub-Adviser to provide the Investment
Adviser and the Fund with certain sub-advisory services as described below in connection with Investment Adviser's advisory activities on behalf of the Fund;
            WHEREAS, the investment advisory agreement between
the Investment Adviser and the Fund dated July 1, 2011 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Fund is referred to herein as the "Advisory Agreement") authorizes the
Investment Adviser to retain one or more sub-advisers to
provide portfolio management services to the Fund; and
            WHEREAS, this agreement has been approved in
accordance with the provisions of the 1940 Act and the Sub-
Adviser is willing to provide such services upon the terms and conditions herein set forth;
            NOW, THEREFORE, in consideration of the mutual
premises and covenants herein contained and other good and
valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
            Section 1.	General.  The Investment Adviser and the
Fund hereby appoint the Sub-Adviser to act as sub-adviser with respect to the Fund, and the Sub-Adviser accepts such appointment and agrees to act as a sub-adviser to the Fund on the terms and conditions set forth herein.
            Section 2.	Duties and Obligations of the Sub-Adviser
with Respect to Investment of Assets of the Fund.  Subject to
the succeeding provisions of this Section 2 and the oversight and supervision of the Investment Adviser and subject to the direction and control of the Fund's Board of Managers (the "Board"), the Sub-Adviser shall:
                  (a)	act as investment adviser for, and invest
and reinvest, the Fund's assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising
consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund, consistent with the investment objective, policies and restrictions of
the Fund and the proxy voting policy of the Fund;
                  (b)	supervise continuously the investment
program of the Fund and the composition of its investment
portfolio;
                  (c)	arrange, subject to the provisions of
Sections 3 and 6 hereof, for the purchase and sale of
securities and other assets held by the Fund; and
                  (d)	provide, or arrange to have provided,
investment research to the Fund.
            Section 3.	Covenants.  In the performance of its
duties under this Agreement, the Sub-Adviser shall at all
times:
                  (a)	Conform to, and act in accordance with, any
requirements imposed by:  (i) the provisions of the 1940 Act and the Advisers Act, and all applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); (ii)
any other applicable provisions of law; (iii) the provisions of the Second Amended and Restated Limited Liability Company Agreement of the Fund dated as of July 1, 2011, as may be amended from time to time; (iv) the investment strategy and investment policies of the Fund as set forth in the Fund's Confidential Memorandum dated as of July, 2011, as the same may be amended from time to time; and (v) any policies and determinations of the Board as communicated in writing to the Sub-Adviser.
                  (b)	Without limiting the generality of
paragraph (a) hereof, the Sub-Adviser shall be authorized to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines are
appropriate (including brokers that are affiliated with the Investment Adviser or the Sub-Adviser, subject to the policies and procedures of the Fund applicable to the use of affiliated brokers); to select and place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Adviser will seek to obtain the best
price and execution, taking into account factors such as
price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and in the case of transactions effected with unaffiliated brokers, the firm's risk in positioning a block of securities.  Consistent with this
principle, the Sub-Adviser may place brokerage orders with
brokers (including affiliates of the Fund) that provide supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling
securities, and the availability of securities or purchasers or sellers of securities, and furnish analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of
accounts.  Information and research received from such brokers will be in addition to, and not in lieu of, the services
required to be performed by the Investment Adviser hereunder.
A commission paid to such brokers may be higher than that
which another qualified broker would have charged for
effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers
(including brokers and dealers that are affiliated with the Sub-Adviser, the Investment Adviser or another of the Fund's sub-advisers); provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.  In no
instance, however, will securities be purchased from or sold to the Investment Adviser, the Sub-Adviser or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law.
                  (c)	Maintain books and records with respect to
Fund's securities transactions and will render to the
Investment Adviser and the Board such periodic and special
reports as they may request.
                  (d)	Keep the Fund and the Investment Adviser
informed of developments materially affecting the Fund and
shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Adviser believes appropriate for this purpose.  The Sub-Adviser will periodically
communicate to the Investment Adviser, at such times as the Investment Adviser may direct, information concerning the purchase and sale of securities for the Fund, including:  (i)
the name of the issuer, (ii) the amount of the purchase or
sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale is effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as the Investment Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement.
                  (e)	Will treat confidentially and as
proprietary information of the Fund all records and other information relative to the Fund, and pertaining to the Fund's prior, current or potential members with respect to their investment in the Fund, in a manner consistent with the
Privacy Policy of the Fund set forth as an exhibit to the Confidential Memorandum and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be
withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.
                  (f)	Will do and perform any such further acts
and things related to the management of the Fund or the
performance of any other duty, obligation or agreement
hereunder as the Investment Adviser may from time to time
reasonably request..
            Section 4.	Services Not Exclusive.  Nothing in this
Agreement shall prevent the Sub-Adviser or any member,
manager, officer, employee or other affiliate thereof from
acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its members, manager, officers, employees or agents
from buying, selling or trading any securities for its or
their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will
adversely affect the performance of its obligations under this
Agreement.
            Section 5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request.
The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
            Section 6.	Agency Cross Transactions.  From time to
time, the Sub-Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Sub-Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Sub-Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and
retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Sub-Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Sub-Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Sub-Adviser's part regarding the advisory client.  The SEC has adopted a rule under the
Advisers Act which permits the Sub-Adviser or its affiliates to participate on behalf of an Account in agency cross
transactions if the advisory client has given written consent in advance.  By execution of this Agreement, the Fund
authorizes the Sub-Adviser or its affiliates to participate in agency cross transactions involving an Account. The Fund may revoke its consent at any time by written notice to the Sub-Adviser.
            Section 7.	Expenses.  The Sub-Adviser shall, at its
own expense, maintain such staff and employ or retain such personnel as may be necessary to render the services required to be provided by the Sub-Adviser under this Agreement.
            Section 8.	Compensation of the Sub-Adviser.  As
compensation for the services rendered by the Sub-Adviser hereunder, the Investment Adviser agrees to pay the Sub-
Adviser out of the fee it receives from the Fund pursuant to the investment advisory agreement between the Fund and the Investment Adviser a monthly fee computed at the annual rate of 0.30% of the net assets of the Fund, determined as of the start of business on the first business day of each month,
after adjustment for any subscriptions effective on such day
(the "Sub-Advisory Fee").  The Sub-Advisory Fee shall be
payable monthly in arrears within five business days after the Investment Adviser's receipt of payment of its investment advisory fee from the Fund.  In the event that this Agreement is not in effect for an entire month, or if contributions or withdrawals of capital are made after the beginning of a month, the fee payable for such month shall be appropriately pro rated.
            Section 9.	Indemnity.
                  (a)	The Fund shall indemnify the Sub-Adviser,
its members, officers or employees and any of their
affiliates, executors, heirs, assigns, successors or other
legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities,
joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties, and in the case of criminal
proceedings, unless such Indemnified Person had reasonable
cause to believe its actions unlawful (collectively,
"disabling conduct").  Indemnification shall be made
following:  (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a
review of the facts and reached by (A) the vote of a majority of the members of the Board who are not parties to the
proceeding or (B) legal counsel selected by a vote of a
majority of the Board in a written advice, that the
Indemnified Person is entitled to indemnification hereunder.
The Fund shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or
proceeding arising out of such performance or non-performance.
The Sub-Adviser agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event it or he receives any such advance, it or he shall reimburse the
Fund for such fees, costs and expenses to the extent that it shall be determined that it or he was not entitled to indemnification under this Section 9.
                  (b)	Notwithstanding any of the foregoing to the
contrary, the provisions of this Section 9 shall not be
construed so as to relieve the Indemnified Person of, or
provide indemnification with respect to, any liability
(including liability under Federal Securities laws, which,
under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent)
that such liability may not be waived, limited or modified
under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.
            Section 10.	Limitation on Liability.  The Sub-Adviser
will use its best efforts in the supervision and management of the investment activities of the Fund and in providing
services hereunder, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, neither the Sub-Adviser nor any of its members, officers or employees or any of their affiliates, executors, heirs, assigns, successors or other legal representatives ("Affiliates") shall be liable to the Fund for any error of judgment for any mistake of law or for any act or omission by the Adviser and its Affiliates.
            Section 11.	Duration and Termination.  This Agreement
shall become effective on the date of its execution as set
forth above.  It shall remain in effect for an initial term of two years, and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the members of the Board who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent Managers"), by vote cast in person at a meeting called for the purpose of voting on such approval.
The Fund or the Investment Adviser may at any time, without
payment of any penalty, terminate this Agreement upon sixty
days' prior written notice to the Sub-Adviser (and, in the
case of termination by the Fund, either by majority vote of
the Board or by the vote of a majority of the outstanding
voting securities of the Fund, as defined by the 1940 Act and the rules thereunder).  The Sub-Adviser may at any time,
without payment of penalty, terminate this Agreement upon
sixty days' prior written notice to the Fund and the
Investment Adviser.  This Agreement shall automatically
terminate in the event of its assignment (to the extent
required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission.
            Section 12.	Notices.  Any notice given by a party under
this Agreement shall be given in writing to the other parties to this Agreement at such address as each party hereto may designate from time to time for the receipt of such notice and shall be deemed to be received by a party on the earlier of the date actually received or on the fourth day after the
postmark if such notice is mailed first class postage prepaid.
            Section 13.	Amendment of this Agreement.  No provision
of this Agreement may be changed, waived, discharged or
terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the approval of the Independent Managers and, if required by the 1940 Act, by the members of the Fund in accordance with Section 15(a) of the 1940 Act.
            Section 14.	Governing Law.  This Agreement shall be
construed in accordance with the laws of the state of New York and the applicable provisions of the 1940 Act.  To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.
            Section 15.	Liability of the Board.  The parties to
this Agreement agree that the obligations of the Fund under
this Agreement shall not be binding upon any of the members of the Board, members of the Fund or any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and
property of the Fund.
            Section 16.	Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on, and shall inure to the benefit of the
parties hereto and their respective successors.
            Section 17.	Counterparts.  This Agreement may be
executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.


IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.


ADVANTAGE ADVISERS XANTHUS FUND, L.L.C.

By:
Name:  Bryan McKigney
Title:  Principal Executive Officer





ADVANTAGE ADVISERS MULTI-MANAGER, L.L.C.

By:
Name:
Title:





ALKEON CAPITAL MANAGEMENT, LLC

By:
Name:  Panayotis Sparaggis
Title:  Managing Director